Exhibit 99.2

TOWER BANCORP INC.
CONSOLIDATED INCOME STATEMENT
(UNAUDITED)

	YEAR END	YEAR END
	12-31-06	12-31-05
INTEREST INCOME
INTEREST AND FEES ON LOANS	$22,383,553	$13,943,508
INTEREST ON INVESTMENT SECURITIES	3,067,875	2,402,234
INTEREST ON FED FUNDS SOLD	348,021	147,999

	$25,799,449	$16,493,741
INTEREST EXPENSE
INTEREST ON DEPOSITS	7,377,525	3,425,353
INTEREST ON OTHER BORROWED MONEY	2,495,648	1,726,822

	$9,873,173	$5,152,175

NET INTEREST INCOME	$15,926,276	$11,341,566
PROVISION FOR LOAN LOSSES	360,000	270,000

NET INTEREST INCOME AFTER PROVISION	$15,566,276	$11,071,566

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	2,962,851	2,087,417
OTHER OPERATING INCOME	438,324	320,240
INVESTMENT SECURITIES GAINS (LOSSES)	3,923,018	2,393,855

	$7,324,193	$4,801,512

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$6,949,296	$4,473,626
OCCUPANCY EXPENSE	853,103	579,524
FURNITURE AND FIXTURE EXPENSE	2,220,338	1,305,852
OTHER OPERATING EXPENSES	4,017,832	2,455,826

	$14,040,569	$8,814,828

INCOME BEFORE TAXES	$8,849,900	$7,058,250
APPLICABLE INCOME TAXES	2,717,745	2,026,591

NET INCOME	$6,132,155	$5,031,659

NET INCOME PER SHARE:	$2.92	$2.91

NUMBER OF SHARES OUTSTANDING	2,357,203	1,728,092